EXHIBIT 31.1

SECTION 302 CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I, Mark Weinreb, certify that:

1)	I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q/A of BioRestorative Therapies, Inc. for the period ended March 31, 2014; and

2)
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 27, 2014

/s/ Mark Weinreb
Mark Weinreb
Principal Executive Officer